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                                                            EXHIBIT 23.02

                        [ARTHUR ANDERSEN LLP LETTERHEAD]



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on:

          *  Form S-3  Nos. 33-40600, 33-41932, 33-48199, 33-49136, 33-57922,
                       33-51269, 33-54929, 33-56481, 333-01807, 333-02897,
                       333-11881, and 333-38931

          *  Form S-8  No. 33-55250

of Salomon Inc of our report dated March 13, 1997, relating to the consolidated statement of financial condition of Salomon Inc and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, which report is incorporated by reference or included in the annual report on Form 10-K of Salomon Inc for the year ended December 31, 1996.

                                                         /s/ ARTHUR ANDERSON LLP


New York, New York
November 25, 1997